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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37920 and No. 33-5485) and in the post-effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-276435) of Transitional Hospitals Corporation (formerly Community Psychiatric Centers) of our report dated January 24, 1997 appearing on page 28 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 50 of this Form 10-K.

Price Waterhouse LLP

Los Angeles, California
February 25, 1997